UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2023

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400
Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

(502) 636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On November 1, 2022, Churchill Downs Incorporated (“CDI”) completed its previously announced acquisition of the following properties from Peninsula Pacific Entertainment Holdings, LLC (“P2E”): Colonial Downs Racetrack in New Kent, Virginia, six historical racing entertainment venues across Virginia, del Lago Resort & Casino in Waterloo, New York, and the Hard Rock Hotel & Casino in Sioux City, Iowa.

Item 8.01.	Other Events

On April 11, 2023, CDI issued a press release relating to a proposed offering (the “Notes Offering”) of $600 million aggregate principal amount of its senior notes due 2031 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

The information in this Current Report on Form 8-K, including the information contained in the exhibits attached hereto, is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01.	Financial Statements and Exhibits

(a)	Pro Forma Financial Information

The following pro forma information of CDI after giving effect to the acquisition of P2E is filed as Exhibit 99.1 and is incorporated by reference in this report.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2022;

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information

99.2	Press Release, dated April 11, 2023, issued by Churchill Downs Incorporated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

April 11, 2023	/s/ Marcia A. Dall
	By:	Marcia A. Dall
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)